Exhibit 99.1

Tempest Reports Second Quarter 2025 Financial Results and

Provides Business Update

•
Received clearance to proceed with pivotal trial of amezalpat combination therapy for first-line hepatocellular carcinoma (HCC) in China
•
Granted orphan drug designation from the European Medicines Agency (EMA) for amezalpat for the treatment of patients with HCC
•
Presented new amezalpat mechanism-of-action data reinforcing its potential as a novel cancer treatment at the 2025 AACR Annual Meeting
•
Granted Orphan Drug designation by FDA for TPST-1495 for the treatment of familial adenomatous polyposis (FAP)

Brisbane, CA, August 11, 2025 – Tempest Therapeutics, Inc. (Nasdaq: TPST), a clinical-stage biotechnology company with a pipeline of first-in-class1 targeted and immune-mediated therapeutics to fight cancer, today reported financial results for the quarter ended June 30, 2025 and provided a corporate update.

“We are pleased to see the continued progress of our clinical oncology portfolio, including the recent clearance in China to initiate a pivotal trial of amezalpat combination therapy in first-line HCC, expanding on similar clearances we received in the U.S. and Europe from the FDA and EMA,” said Stephen Brady, president and chief executive officer of Tempest. “We believe these milestones reflect both the promise of our therapies and the dedication of the team who brought the programs to this point. We remain actively engaged in our strategic alternatives process with the goal of maximizing value for stockholders and patients.”

Recent Highlights

•
Amezalpat (TPST-1120) (clinical PPARα antagonist):
o
Received clearance to proceed with pivotal trial of amezalpat combination therapy for first-line HCC in China.

1 If approved by the U.S. Food and Drug Administration (FDA).

o
Granted orphan drug designation from the EMA for amezalpat for the treatment of patients with HCC.
o
Reported new data at the 2025 American Association for Cancer Research (AACR) Annual Meeting, supporting the immune component of amezalpat’s dual mechanism of action and reinforcing its potential as a novel cancer treatment.
o
Granted both Orphan Drug and Fast Track designations by the U.S. Food and Drug Administration (FDA) for amezalpat for the treatment of patients with HCC.
•
TPST-1495 (clinical dual EP2/4 prostaglandin receptor antagonist):
o
Granted Orphan Drug designation by the FDA to treat patients with FAP.
•
Corporate:
o
Announced cost-cutting measures and plans to explore a full range of strategic alternatives to advance the company’s promising clinical-stage programs and maximize stockholder value.
o
Strengthened cash position with completion of $4.6 million registered direct offering of common stock in June 2025.

Financial Results

Second Quarter 2025

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Tempest ended the quarter with $14.3 million in cash and cash equivalents, compared to $30.3 million on December 31, 2024. The decrease was primarily due to cash used in operating activities, offset by $4.1 million in net proceeds from the June 2025 registered direct offering, as well as $2.8 million in net proceeds from the company’s at-the-market offering program.
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Net loss and net loss per share for the quarter were $7.9 million and $2.07, respectively, compared to $9.6 million and $5.52, respectively, for the same period in 2024.
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Research and development expenses for the quarter were $3.9 million, compared to $5.8 million for the same period in 2024. The $1.9 million decrease was primarily due to a decrease in costs incurred as a result of re-prioritizing efforts towards exploring strategic alternatives.
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General and administrative expenses for the quarter were $4.1 million, compared to $3.7 million for the same period in 2024. The $0.4 million increase was primarily related to one-time separations costs for employees terminated during the period.

Year-to-Date

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Cash used in operating activities for the six months ended June 30, 2025 was $16.5 million.
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Net loss and net loss per share for the six months ended June 30, 2025 were $18.7 million and $5.17, respectively, compared to $17.5 million and $10.15, respectively, for the same period in 2024.
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Research and development expenses for the six months ended June 30, 2025 were $11.5 million, compared to $10.2 million for the same period in 2024. The $1.3 million increase was primarily due to an increase in costs incurred from contract research and manufacturing organizations in preparation for the company’s pivotal Phase 3 trial of amezalpat for the treatment of first-line HCC.
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General and administrative expenses for the six months ended June 30, 2025 were $7.4 million, compared to $7.4 million for the same period in 2024, and were primarily related to employee compensation costs, inclusive of one-time separation costs for employees terminated during the quarter ended June 30, 2025, as well as consulting, professional services and facilities costs.

About Tempest Therapeutics

Tempest Therapeutics is a clinical-stage biotechnology company advancing a diverse portfolio of small molecule product candidates containing tumor-targeted and/or immune-mediated mechanisms with the potential to treat a wide range of tumors. The company’s novel programs range from early research to later-stage investigation in a randomized global study in first-line cancer patients. Tempest is headquartered in Brisbane, California. More information about Tempest can be found on the company’s website at www.tempesttx.com.

Forward-Looking Statements

This press release contains forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”)) concerning Tempest Therapeutics, Inc. These statements may discuss goals, intentions, and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of Tempest Therapeutics, as well as assumptions made by, and information currently available to, management of Tempest Therapeutics. Forward-looking statements contained in this press release include but are not limited to statements relating to Tempest Therapeutics’ evaluation of strategic alternatives available to the company to maximize value for stockholders and patients and anticipated therapeutic benefit and regulatory development of Tempest Therapeutic’ product candidates. Any forward-looking statements in this press release are based on Tempest Therapeutics’ current expectations, estimates and projections about its industry as well as management’s current beliefs and expectations of future events only as of today and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, risks relating to volatility and uncertainty in the capital markets for biotechnology companies; Tempest Therapeutics’ ability to continue to operate as a going concern; availability of suitable third parties with which to conduct contemplated strategic transactions; whether we will be able to pursue a strategic transaction, or whether any transaction, if pursued, will be completed on attractive terms or at all; unexpected safety or efficacy data observed during preclinical or clinical trials; clinical trial site activation or enrollment rates that are lower than expected; changes in expected or existing competition; changes in the regulatory environment; and unexpected litigation or other disputes. These and other factors that may cause actual results to differ from those expressed or implied are discussed in greater detail in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 and other documents filed by the Company from time to time with the Securities and Exchange Commission. Except as required by applicable law, Tempest Therapeutics undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Tempest Therapeutics’ views as of any date subsequent to the date of this press release and should not be relied upon as prediction of future events. In light of the foregoing, investors are urged not to rely on any forward-looking statement in reaching any conclusion or making any investment decision about any securities of Tempest Therapeutics.

TEMPEST THERAPEUTICS, INC.
Consolidated Balance Sheets
(in thousands)

	June 30, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$14,280	$30,268
Prepaid expenses and other current assets	823	1,206
Total current assets	15,103	31,474

Property and equipment, net	748	886
Operating lease right-of-use assets	8,104	8,643
Other noncurrent assets	529	485

Total assets	$24,484	$41,488

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$4,716	$2,450
Accrued expenses	1,221	2,726
Current loan payable, net	-	6,354
Current operating lease liabilities	1,103	869
Accrued compensation	101	1,762
Interest payable	-	59
Total current liabilities	7,141	14,220

Operating lease liabilities	7,560	8,142
Total liabilities	14,701	22,362

Stockholders' equity
Common stock(1)	4	3
Additional paid-in capital(1)	235,615	226,229
Accumulated deficit	(225,836)	(207,106)
Total stockholders' equity	9,783	19,126
Total liabilities and stockholders' equity	$24,484	$41,488

(1) Results have been adjusted to reflect the one-for-thirteen reverse stock split effected in April 2025.

TEMPEST THERAPEUTICS, INC.
Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three months ended	Three months ended	Six months ended	Six months ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Expenses:
Research and development	$3,871	$5,837	$11,498	$10,177
General and administrative	4,095	3,745	7,404	7,379

Operating loss	(7,966)	(9,582)	(18,902)	(17,556)

Other income (expense), net:
Interest expense	(46)	(372)	(207)	(740)
Interest and other income, net	142	384	379	822

Net loss	$(7,870)	$(9,570)	$(18,730)	$(17,474)
Net loss per share(1)	$(2.07)	$(5.52)	$(5.17)	$(10.15)

(1) Results have been adjusted to reflect the one-for-thirteen reverse stock split effected in April 2025.

Investor Contacts:

Sylvia Wheeler

Wheelhouse Life Science Advisors

swheeler@wheelhouselsa.com

Aljanae Reynolds

Wheelhouse Life Science Advisors

areynolds@wheelhouselsa.com